Exhibit 5.1

October 2, 2014

Dermira, Inc.

2055 Woodside Road
Redwood City, California 94061

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Dermira, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about October 2, 2014 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 4,648,854 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that are subject to issuance by the Company upon the exercise of (a) awards granted under the Company’s 2010 Equity Incentive Plan, as amended (the “2010 Plan”), (b) awards to be granted under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and (c) purchase rights to acquire shares of common stock to be granted under the Company’s 2014 Employee Stock Purchase Plan (the “Purchase Plan”).  The 2010 Plan, the 2014 Plan and the Purchase Plan are collectively referred to herein as the “Plans.”  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)                                 the Company’s Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on September 18, 2014 (the “Restated Certificate”) and the Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the closing of the Company’s initial public offering (the “Post-Effective Restated Certificate”);

(2)                                 the Company’s Bylaws, certified by the Company’s Secretary on August 15, 2014 (the “Bylaws”) and the Restated Bylaws that the Company has adopted in connection with, and that will be effective upon the closing of the Company’s initial public offering (the “Post-Effective Bylaws”);

(3)                                 the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)                                 the Plans and related forms of agreements under the Plans;

(5)                                 the prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);

Dermira, Inc.

October 2, 2014

(6)                                 the minutes of meetings and actions by written consent of the Company’s Board of Directors and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Restated Certificate, (b) the Post-Effective Restated Certificate, (c) the Bylaws, (d) the Post-Effective Bylaws, (e) the filing of the Registration Statement and (f) the Plans, including the reservation of the Common Stock for sale and issuance pursuant to the Plans and the sale and issuance of the Common Stock pursuant to the Plans;

(7)                                 the stock records for the Company that the Company has provided to us (consisting of a list of stockholders, a list of option and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and dated October 1, 2014 verifying the number of such issued and outstanding securities);

(8)                                 a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated October 1, 2014, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(9)                                 an Opinion Certificate addressed to us and dated of even date herewith executed by the Company, containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated.  We assume that the issued Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificates representing such issued Common Stock have been surrendered to the Company in accordance with Delaware General Corporation Law Section 158 and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the Delaware General Corporation Law, and reported judicial decisions relating thereto.

Dermira, Inc.

October 2, 2014

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1)                                 The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)                                 The 4,648,854 shares of Common Stock that may be issued and sold by the Company upon the exercise of (a) awards granted under the 2010 Plan, (b) awards to be granted under the 2014 Plan and (c) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

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Dermira, Inc.

October 2, 2014

This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP